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                                                                     EXHIBIT 5.2


                     [BOSE MCKINNEY & EVANS LLP LETTERHEAD]





June 21, 2001

Emmis Communications Corporation
40 Monument Circle
Indianapolis, Indiana  46204

Re:  Registration Statement on Form S-4 (File No. 333-62160)

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Emmis Communications Corporation, an Indiana corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on May 25, 2001, and as amended on June 21, 2001, under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's $370,000,000 aggregate principal amount at maturity 12 1/2% Senior Discount Notes due 2011 (the "Exchange Notes"). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

The Exchange Notes are to be offered in exchange for the Company's outstanding $370,000,000 aggregate principal amount at maturity 12 1/2% Senior Discount Notes due 2011 (the "Initial Notes"). The Initial Notes were issued under the Indenture (the "Indenture"), dated as of March 27, 2001, between Emmis Escrow Corporation ("Emmis Escrow") and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). The Initial Notes will be assumed by the Company pursuant to a Supplemental Indenture (the "Supplemental Indenture") by and among the Company, Emmis Escrow and the Trustee.


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In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents
(collectively, the "Documents"):

     (i)    the Registration Statement (including its exhibits);

     (ii) the Indenture, including as an exhibit thereto the form of Note, included as Exhibit 4.1 to the Registration Statement; and

     (iii) the form of Supplemental Indenture included as Exhibit 4.3 to the Registration Statement (the "Form of Supplemental Indenture").

In addition, we have examined such certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed below.

In our examination of the documents and in rendering the opinion set forth below, we have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) the enforceability of any of the Documents against any party (other than the Company), (iii) that the Supplemental Indenture will be executed and delivered in substantially the form of the Form of Supplemental Indenture; (iv) that the Exchange Notes will be issued as described in the Registration Statement and (v) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from any such forms will be properly added. We have relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and officers of the Company (all of which we assume to be true, complete and accurate in all respects).

Based upon the foregoing and subject to the other qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Company has taken all necessary corporate action to authorize the Indenture and the Supplemental Indenture and the transactions provided for in them.

2. The Indenture has been duly authorized, executed and delivered by Emmis Escrow and, when executed by the proper officers of the Company, the Supplemental Indenture will have been duly authorized, executed and delivered by the Company.


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3.   The execution and delivery by Emmis Escrow of the Indenture and the
     Supplemental Indenture and the consummation by Emmis Escrow of the transactions contemplated thereby do not and will not violate or result in a breach of or default under the articles of incorporation or by-laws of Emmis Escrow, or applicable Indiana law. The execution and delivery by the Company of the Supplemental Indenture and the consummation by the Company of the transactions contemplated thereby and by the Indenture will not violate or result in a breach of or default under the articles of incorporation or by-laws of the Company, or applicable Indiana law.

4. The Exchange Notes have been duly authorized and when executed by the proper officers of the Company, duly authenticated by the Trustee, and issued by the Company in accordance with the provisions of the Indenture and the Supplemental Indenture, against surrender and cancellation of a like aggregate principal amount at maturity of Initial Notes, will have been duly executed and delivered by the Company.

We are admitted to the Bar of the State of Indiana and are not licensed to practice law in any other state. The opinions expressed herein are limited to the law of the State of Indiana. We have not investigated the law of any other state for purposes of our opinion. We have instead assumed without investigation that to the extent the provisions or principles of the law of any other state are relevant to our opinion, they do not differ materially for the purposes of our opinion from the law of the State of Indiana.

We disclaim any obligation on our part to inform you of any future changes or developments in applicable laws or in facts which may hereafter come to our attention which might affect the opinions expressed herein.
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We consent to the filing of this opinion as an exhibit to the Registration
Statement on Form S-4 filed under the Securities Act of 1933 relating to the Exchange Notes and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

BOSE McKINNEY & EVANS LLP